As filed with the Securities and Exchange Commission on November 23, 2021
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	5331 (Primary Standard Industrial Classification Code Number)	26-2018846 (I.R.S. Employer Identification Number)
500 Volvo Parkway
Chesapeake, VA 23320
(757) 321-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William A. Old, Jr.
Chief Legal Officer
DOLLAR TREE, INC.
500 Volvo Parkway
Chesapeake, Virginia 23320
(757) 321-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Trevor S. Norwitz
Brandon C. Price
Kathryn Gettles-Atwa
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
(212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as the registrant may determine.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Debt Securities(3)
Total

(1)
Not applicable pursuant to Form S-3 General Instruction II.E. There is being registered hereby an indeterminate aggregate initial offering price or number of the securities of the identified class as may from time to time be issued at indeterminate prices.

(2)
In accordance with Rules 456(b) and 457(r), Dollar Tree, Inc. is deferring payment of all of the registration fees.

(3)
We are registering an indeterminate principal amount of debt securities (which may be unsubordinated or subordinated).

PROSPECTUS
DOLLAR TREE, INC.
DEBT SECURITIES

Dollar Tree, Inc. (“Dollar Tree,” the “Company” or “we”) may offer to sell the debt securities in any combination from time to time in one or more offerings and in one or more classes or series.
We will offer the debt securities in amounts, at prices and on terms to be determined at the time of sale as set forth in an applicable prospectus supplement (each a “prospectus supplement”) to this prospectus. The prospectus supplement may add, update or change information contained in this prospectus.
We may offer and sell these debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 2 of this prospectus, in any prospectus supplement relating to an offering of these securities, and in the documents we file with the U.S. Securities and Exchange Commission (the “SEC”) before investing in our securities.
This prospectus may not be used to consummate the sale of securities unless accompanied by a prospectus supplement.
Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

The date of this prospectus is November 23, 2021.

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ABOUT THIS PROSPECTUS
Unless the context requires otherwise, in this prospectus we use the terms “Dollar Tree,” “the Company,” “we,” “us” and “our” to refer to Dollar Tree, Inc.
This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under the shelf registration process, using the prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any combination of the debt securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell debt securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the debt securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with any additional information described under the heading “Available Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
The registration statement filed with the SEC which contains this prospectus, including the exhibits, provides additional information about us and the debt securities offered under this prospectus. The registration statement can be read at the SEC’s website. The SEC’s website is provided under the heading “Available Information.”
You should rely only on the information contained in or incorporated by reference in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus or in any document incorporated by reference is accurate as of any date other than the date of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

AVAILABLE INFORMATION
The Company is required to file annual, quarterly and current reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy statements and other information regarding issuers, such as the Company, that file electronically. The Company’s filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov.
We have filed a registration statement on Form S-3 with the SEC relating to the debt securities covered by this prospectus. This prospectus is part of a registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement through the SEC’s Internet site at the above address.
The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to any of the SEC filings referenced in the list below. Any information referred to in this way in this prospectus or the applicable prospectus supplement is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
The Company incorporates by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):
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Annual Report on Form 10-K for the fiscal year ended January 30, 2021;

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Quarterly Reports on Form 10-Q for the quarterly periods ended May 1, 2021, July 31, 2021 and October 30, 2021;

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Current Reports on Form 8-K filed with the SEC on December 3, 2020 (as amended by the Form 8-K/A filed with the SEC on March 15, 2021), March 3, 2021 (except, in any case, the portions and exhibits furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise), June 11, 2021 and September 29, 2021;

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The information in the Definitive Proxy Statement for our 2021 Annual Meeting of Shareholders filed with the SEC on April 23, 2021 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 30, 2021; and

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All documents filed by the Company under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this prospectus and before the termination of the offering of securities under this prospectus.

The Company will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request copies of these documents by visiting our website at http://www.dollartree.com, by contacting us at Dollar Tree, Inc., 500 Volvo Parkway, Chesapeake, Virginia 23320 or by phone at (757) 321-5000. Information on our website does not constitute part of, and is not incorporated by reference in, this prospectus or any prospectus supplement.
Statements contained in this prospectus or in any document incorporated by reference herein as to the contents of any contract or other document referred to in this prospectus or in any document incorporated by reference therein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about the Company. The agreements may contain representations and warranties by the Company or other parties, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

FORWARD-LOOKING STATEMENTS
This document contains “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments and results and do not relate strictly to historical facts. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “view,” “target” or “estimate,” “may,” “will,” “should,” “predict,” “possible,” “potential,” “continue,” “strategy,” and similar expressions.
These forward-looking statements include statements with respect to the Company’s vision, mission, strategies, goals, beliefs, plans, objectives, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business of the Company and are not historical facts. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond the Company’s control). Moreover, new risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on our forward-looking statements.
Investors should also be aware that while we do, from time to time, communicate with securities analysts and others, it is against our policy to disclose to them any material, nonpublic information or other confidential commercial information. Accordingly, shareholders should not assume that we agree with any statement or report issued by any securities analyst regardless of the content of the statement or report. Furthermore, we have a policy against confirming projections, forecasts or opinions issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not our responsibility.
Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended January 30, 2021 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarterly period ended October 30, 2021, which are incorporated in this prospectus by reference (and in any of our other filings with the SEC that are so incorporated). See “Available Information” above for information about how to obtain a copy of these filings.

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SUMMARY
This summary highlights selected information about the Company and a general description of the debt securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we may offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the debt securities and the other documents we refer to and incorporate by reference. In particular, we incorporate business and financial information into this prospectus by reference.
The Debt Securities We May Offer
We may use this prospectus to offer debt securities in one or more offerings and from time to time. A prospectus supplement, which we will provide each time we offer debt securities, will describe the amounts, prices and detailed terms of the debt securities and will describe risks associated with an investment in the debt securities in addition to those noted in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where material, information regarding material U.S. federal income tax consequences relating to the debt securities.
The Company
We are a leading operator of discount variety stores. We believe the convenience and value we offer are key factors in serving and growing our base of loyal customers. Our stores operate under the brand names of Dollar Tree, Family Dollar and Dollar Tree Canada. We operate in two reporting business segments: Dollar Tree and Family Dollar.
Our principal executive offices are located at 500 Volvo Parkway, Chesapeake, Virginia 23320, our telephone number is (757) 321-5000, and our website is www.dollartree.com. Information on our website is not a part of, and we are not incorporating the contents of our website into, this prospectus.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See also “Forward-Looking Statements.”

USE OF PROCEEDS
The Company intends to use the net proceeds from the sale of the debt securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
The following summary of the terms of our debt securities describes general terms that apply to the debt securities. The particular terms of any debt securities will be described more specifically in the prospectus supplement relating to such debt securities. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture, dated April 2, 2018 (the “Indenture”), between us and U.S. Bank National Association, as trustee (such trustee or any successor trustee, the “Trustee”). The Indenture has been filed as an exhibit to the registration statement of which this prospectus is part. The terms of the debt securities will include those stated in the Indenture (including any supplemental indentures that specify the terms of a particular series of debt securities) as well as those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”), as in effect on the date of the Indenture. The Indenture will be subject to and governed by the terms of the TIA.
Debt securities may be our unsubordinated or subordinated obligations and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our unsubordinated, unsecured obligations and will rank equally with all of our other unsubordinated, unsecured indebtedness.
You should read the particular terms of the debt securities, which will be described in more detail in the applicable prospectus supplement. Copies of the Indenture may be obtained from us or the Trustee.
General
We may issue the debt securities in one or more series, with the same or various maturities, at par or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, when applicable:
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the title of the debt securities of the series;

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the price or prices (expressed as a percentage of the principal amount thereof) at which debt securities of the series will be issued;

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any limit (if any) on the aggregate principal amount of that series of debt securities;

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whether such securities rank as unsubordinated debt securities or subordinated debt securities;

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the form and terms of any guarantee of the debt securities of the series;

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the terms and conditions, if any, upon which the debt securities of the series shall be exchanged for or converted into other of our securities or securities of another person;

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if the debt securities of the series will be secured by any collateral and, if so, the terms and provisions of such collateral security, pledge or other agreements;

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the date or dates on which we will pay the principal of the debt securities of the series;

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the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if applicable, used to determine those rates, the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates, the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

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the manner in which the amounts of payment of principal of or interest, if any, on the debt securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index;

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if other than the corporate trust office of the Trustee, the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange and where notices and demands to or upon us in respect of the debt securities of the series may be served, and the method of such payment, if by wire transfer, mail or other means;
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if applicable, the period or periods within which, price or prices at which and the terms and conditions upon which, we may, at our option, redeem debt securities of the series;

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the terms and conditions, if applicable, upon which the holders of debt securities may require us to repurchase or redeem debt securities of the series at the option of the holders of debt securities of the series;

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the provisions, terms and conditions, if any, with respect to any sinking fund or analogous provision;

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the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

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whether the debt securities of the series are to be issuable, in whole or in part, in bearer form (“bearer debt securities”);

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whether any fully registered debt securities of the series will be issued in temporary or permanent global form (“global debt securities”) and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company (“DTC”);

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

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the trustee for the debt securities, if other than the Trustee;

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the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of maturity, if other than the full principal amount;

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any addition to, or modification or deletion of, any covenant described in this prospectus or in the Indenture;

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any events of default, if not otherwise described below under “— Events of Default” and any change to the right of the holders to declare the principal of any debt securities due and payable;

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if other than U.S. dollars, the currency, currencies or currency units of denomination of the debt securities of the series, which may be any foreign currency, and if such currency denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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if other than U.S. dollars, the currency, currencies or currency units in which the purchase price for the debt securities of the series will be payable, in which payments of principal and, if applicable, premium or interest on the debt securities of the series will be payable, and, if necessary, the manner in which the exchange rate with respect to such payments will be determined;

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any listing of the debt securities on any securities exchange;

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any additions, deletions or changes to the defeasance or the satisfaction and discharge provisions set forth herein;

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if and under what circumstances we will pay additional amounts (“Additional Amounts”) on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

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additions or deletions to or changes in the provisions relating to modification of the Indenture set forth herein; and

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any other terms of the debt securities of the series (whether or not such other terms are consistent or inconsistent with any other terms of the Indenture).

As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement.
If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the prospectus supplement relating to those debt securities.
The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.
Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “— Limitations on Mergers and Sales of Assets,” there will be no limitation upon our ability to incur indebtedness or other liabilities that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.
Registration, Transfer and Payment
Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.
Unless otherwise indicated in the applicable prospectus supplement, debt securities will be issued in denominations of $2,000 or any integral multiples of $1,000 in excess thereof.
Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States. However, we may, at our option, make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.
Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:
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issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any mailing of a notice of a redemption for the debt securities of that series selected for redemption and ending at the close of business on the day of such mailing; or

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register the transfer of or exchange any debt security, or portion of any debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part.

Book-entry Debt Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
We anticipate that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements may be described in the applicable prospectus supplement.
DTC has advised us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.
Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy. Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of DTC’s direct and indirect participants and not of DTC, us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities. Payment of principal, premium, if any, and interest, if any, to DTC is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the Indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.
DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. None of us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of interests in global debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if:
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DTC (i) notifies us that it is unwilling or unable to continue as depositary for the global debt securities or (ii) has ceased to be a Clearing Agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days;

•
we, at our option, deliver to the Trustee an officers’ certificate stating that the global debt securities shall be so exchangeable; or

•
an event of default with respect to the securities represented by the global debt securities has occurred and is continuing and DTC notifies the Trustee of its decision to exchange the global securities for certificates representing ownership interests in the debt securities represented by such global securities, we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities of that series. A beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchanged for certificated securities issued in authorized denominations in registered form for the same aggregate amount. The certificated securities will be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.
Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”).
Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream

Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.
Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.
Distributions with respect to global debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg. Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global debt security through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a global debt security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions on interests in global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.
Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.
Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global debt security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global debt security by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.
Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. None of us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.
The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.
Redemption and Repurchase
The debt securities of any series may be redeemable at our option, or may be subject to mandatory redemption by us, as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us, at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities.
Conversion and Exchange
The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, which may be mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the applicable prospectus supplement, references in this prospectus and any prospectus supplement to the conversion or exchange of debt securities of any series for our common shares or other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.
Limitations on Mergers and Sales of Assets
Unless otherwise specified in the applicable prospectus supplement, the Indenture provides that we will not, directly or indirectly: (a) consolidate or merge with or into another person (whether or not we are the surviving person) or (b) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets owned by us and our subsidiaries taken as a whole, in one or more related transactions, to another person, unless:
•
we shall be the continuing entity, or the resulting, surviving or transferee person shall be a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction, and such successor person (if not us) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of our obligations under the debt securities and the Indenture (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the Indenture);

•
immediately after such transaction, no event of default under the Indenture, and no event which, after notice or passage of time or both would become an event of default under the Indenture, exists; and

•
we shall deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the Indenture and that all conditions precedent therein provided relating to such transaction have been complied with.

This will not apply to:
•
a merger between us and an affiliate solely for the purpose of reincorporating us in another jurisdiction; or

•
any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among us and our subsidiaries.

In the case of any such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition in which we are not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such successor person shall succeed to, and be substituted for us and may exercise every right and power of ours under the Indenture with the same effect as if such successor person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the Indenture and the debt securities issued under that indenture.
Limitations on Liens
Unless otherwise specified in the applicable prospectus supplement with respect to a particular series of debt securities, the Indenture will provide that we will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on or security interest in any shares of Voting Stock of any Significant Subsidiary, whether such Voting Stock is now owned or is hereafter acquired, without providing that the debt securities of such series (together with, if we shall so determine, any other indebtedness or obligations of Dollar Tree or any Subsidiary ranking equally with the debt securities of such series and then existing or thereafter created) shall be secured equally and ratably with such indebtedness. The foregoing limitation shall not apply to indebtedness (1) secured by a pledge of, lien on or security interest in any shares of Voting Stock of any entity at the time it becomes a Significant Subsidiary, (2) of a Subsidiary owed to us or indebtedness of a Subsidiary owed to another Subsidiary, (3) in an amount that, together with all other indebtedness of us and our Subsidiaries similarly secured by liens on shares of Voting Stock pursuant to this clause (3), does not exceed 15% of Consolidated Net Tangible Assets at the time such indebtedness is incurred, issued, assumed or guaranteed and (4) incurred for the sole purpose of extending, renewing, replacing or refinancing indebtedness secured by any lien referred to in the foregoing clauses (1) to (3); provided, however, that the principal amount of indebtedness secured by that lien shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal, replacement or refinancing, plus any amounts necessary to pay any fees and expenses, including premiums relating to such extension, renewal, replacement or refinancing.
Reports
Unless otherwise specified in the applicable prospectus supplement, the Indenture provides that we will:
•
make available to the Trustee and the holders of debt securities of any series copies of the annual reports and of the information, documents and other reports which Dollar Tree may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided that for this purpose the filing with the SEC of such reports, information and documents shall be sufficient; or

•
if Dollar Tree is not then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, make available to the Trustee and the holders of the debt securities of any series

(including, without limitation, by means of a public or private website), substantially similar periodic information (excluding exhibits) which would be required to be included in periodic reports on Forms 10-K, 10-Q and 8-K (or any successor form or forms) under the Exchange Act within the time periods set forth in the applicable SEC rules and regulations as if we were a non-accelerated filer as defined in such applicable SEC rules and regulations; provided that in each case such information may be subject to exclusions if Dollar Tree in good faith determines that such excluded information would not be material to the interests of the holders of the debt securities of such series (it being understood that the information required by Rule 3-10 of Regulation S-X and Section 13(r) of the Exchange Act is not material).
In the event that any direct or indirect parent company of Dollar Tree becomes a guarantor of the debt securities, the indenture will permit Dollar Tree to satisfy its obligations in this covenant with respect to financial information relating to Dollar Tree by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Dollar Tree and its Subsidiaries on a standalone basis, on the other hand.
Events of Default
Unless otherwise specified in the applicable prospectus supplement, any of the following events will be events of default with respect to the debt securities of any series:
(1)
default in payment of any interest on, or any Additional Amounts payable in respect of, any of the debt securities of a series when due and payable, and continuance of such default for a period of 30 days;

(2)
default in payment of any principal of, or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of a series when due;

(3)
default, for 90 days after receipt of written notice given by the Trustee or the holders of not less than 25% in principal amount of the debt securities of a series, in the performance or breach of any covenant in the Indenture for the benefit of the holders of the debt securities of such series (other than a default referred to in clauses (1) and (2) above and other than a covenant which has been included in the Indenture solely for the benefit of a series of debt securities other than such series);

(4)
default after the expiration of the grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness (other than non-recourse debt) of ours or of any of our Significant Subsidiaries, for borrowed money or the payment of which is guaranteed by us or any Significant Subsidiary if the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $150.0 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the debt securities of such series;

(5)
failure by us or any Significant Subsidiary to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $150.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments become final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or

(6)
specified events of bankruptcy or insolvency with respect to us.

No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.
The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under “— Limitations on Mergers and Sales of Assets” and certain other provisions of the Indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The Indenture also provides that holders of not less than a majority in aggregate of principal amount of the then outstanding debt securities of any series may waive an existing default or event of default with respect to the debt securities of such series, except a default in payment of principal of, or premium, if any, or interest, if any, or Additional Amounts, if any, or sinking fund payments, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series. As used in this paragraph, the term “default” means any event which is, or after notice or passage of time or both would become, an event of default with respect to the debt securities of any series.
In the event of any event of default specified in clause (4) above, such event of default and all consequences thereof (excluding any resulting payment default, other than as result of acceleration of the debt securities) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the debt securities, if within 20 days after such event of default arose: (1) the indebtedness or guarantee that is the basis for such event of default has been discharged; or (2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such event of default; or (3) the default that is the basis for such event of default has been cured.
The Indenture provides that if an event of default (other than an event of default specified in clause (6) above) occurs and is continuing with respect to any series of debt securities, either the Trustee or the holders of more than 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The Indenture provides that if an event of default specified in clause (6) above occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the Trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences.
Subject to the provisions of the TIA requiring the Trustee, during the continuance of an event of default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture with respect to that series. The Indenture requires our annual filing with the Trustee of a certificate which states whether or not we are in default under the terms of the Indenture. If an event of default occurs and is continuing, any sums held or received by the Trustee under the Indenture may be applied to reimburse the Trustee for its reasonable compensation and expenses incurred prior to any payments to holders of debt securities of such series.
No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:
•
the holder gives written notice to the Trustee of a continuing event of default with respect to the debt securities of such series;

•
the holders of more than 25% in aggregate principal amount of the outstanding debt securities of such series make a written request to the Trustee to institute proceedings in respect of such event of default;

•
the holder or holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities to be incurred in compliance with such request;

•
the Trustee for 90 days after its receipt of such notice, request and offer of indemnity fails to institute any such proceeding; and

•
no direction inconsistent with such written request is given to the Trustee during such 90 day period by the holders of a majority of the aggregate principal amount of the then outstanding debt securities of such series.

Notwithstanding any other provision of the Indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.
Modification, Waivers and Meetings
From time to time, we and the Trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment, may modify, amend, supplement or waive compliance with any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the Indenture. However, unless otherwise specified in the applicable prospectus supplement, no such modification, amendment, supplement or waiver may, among other things:
•
change the amount of debt securities of any series issued under the Indenture whose holders must consent to any amendment, supplement or waiver;

•
reduce the rate of or extend the time for payment of interest (including default interest) on any debt securities issued under the Indenture;

•
reduce the principal or change the stated maturity of the principal of, or postpone the date fixed for, the payment of any sinking fund or analogous obligations with respect to any debt securities issued under the Indenture;

•
reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

•
waive any default or event of default in the payment of the principal of or interest, if any, on any debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in principal amount of the outstanding series of such debt securities and a waiver of the payment default that resulted from such acceleration);

•
change any place where or the currency in which debt securities are payable;

•
make any changes to the provisions of the Indenture relating to waivers of past defaults, rights of holders of debt securities to receive payment or limitations on amendments to the Indenture without the consent of all holders; or

•
waive any redemption payment with respect to a debt security of such series;

without in each case obtaining the consent of the holder of each outstanding debt security issued under the Indenture affected by the modification or amendment.
From time to time, we and the Trustee, without the consent of the holders of any debt securities issued under the Indenture, may modify, amend, supplement or waive compliance with any provisions of the Indenture, among other things:
•
to cure any ambiguity, defect or inconsistency;

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to evidence the succession of another person to us under the Indenture and the assumption by that successor of our obligations contained in the Indenture and in the debt securities;

•
to add any additional events of default with respect to all or any series of debt securities;

•
to secure the debt securities of any series pursuant to the requirements of any covenant on liens in respect of such series or otherwise;

•
to change or eliminate any provision of the Indenture, or to add any new provisions to the Indenture, provided that any such change, elimination or addition (A) shall (i) not apply to any debt securities outstanding on the date of such supplemental indenture or (ii) modify the rights of the holder of any debt security with respect to such provision in effect prior to the date of such supplemental indenture or (B) shall become effective only when no debt security of such series remains outstanding;

•
to make any change that would provide additional rights or benefits to holders of the debt securities of such series or that does not adversely affect the holders’ rights under the Indenture in any material respect;

•
to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

•
to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the Indenture;

•
to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series or to add to or change any of the provisions of the Indenture as are necessary to provide for or facilitate the administration of the Indenture by more than one trustee;

•
to add additional guarantors or obligors under the Indenture; or

•
to conform any provision of the Indenture or any debt securities or security documents to the description thereof reflected in any prospectus (including this prospectus), prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of such debt securities to the extent that such description was intended to be a verbatim recitation of a provision of the Indenture, the debt securities or security documents.

We may, but are not obligated to, set a record date for the purpose of determining the identity of holders of the debt securities entitled to consent to any supplement, amendment or waiver permitted by the Indenture or for purposes of determining the holders of the debt securities entitled to join in the giving or making of any notice of default, any declaration of acceleration, any request to institute proceedings or any other similar direction.
Discharge, Defeasance and Covenant Defeasance
Unless otherwise provided in the applicable prospectus supplement, upon our direction, the Indenture shall cease to be of further effect with respect to any series of debt securities issued under the Indenture specified by us, subject to the survival of specified provisions of the Indenture (including the obligation to pay Additional Amounts, if any, and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when
•
either:

•
all of the debt securities of such series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us, have been delivered to the Trustee for cancellation; or

•
all of the debt securities of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable within one year or have been called for redemption and we have irrevocably deposited or caused to be deposited with the Trustee as funds in trust solely for the benefit of the holders of such debt securities, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such debt securities not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
•
no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

•
we have paid or caused to be paid all sums payable by us under the Indenture; and

•
we have delivered irrevocable instructions to the Trustee for such debt securities to apply the deposited money toward the payment of such debt securities at maturity or on the redemption date, as the case may be.

Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities and at any time, to have our obligations discharged with respect to the outstanding debt securities of such series (“Legal Defeasance”). Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the debt securities of such series, and the Indenture shall cease to be of further effect as to all outstanding debt securities of such series, except as to:
(a)
rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of and interest, if any, on the debt securities of such series when such payments are due solely out of the trust funds referred to below;

(b)
our obligations with respect to the debt securities of such series concerning issuing temporary debt securities of such series, registration of debt securities of such series, mutilated, destroyed, lost or stolen debt securities of such series, and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)
the rights, powers, trusts, duties and immunities of the Trustee for such debt securities of such series under the Indenture, and our obligations in connection therewith; and

(d)
the Legal Defeasance provisions of the Indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to substantially all of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a default or event of default with respect to the debt securities of such series. In the event Covenant Defeasance occurs, certain events of default (not including those described in clause (6) under the heading “— Events of Default” above) will no longer constitute an event of default with respect to the debt securities of such series. We may exercise our Legal Defeasance option regardless of whether we have previously exercised Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance:
(a)
we must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of and interest on the debt securities of such series on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the debt securities of such series;

(b)
in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel confirming that:

i.
we have received from, or there has been published by, the Internal Revenue Service a ruling; or

ii.
since the date of the issuance of the debt securities of such series, there has been a change in the applicable U.S. federal income tax law;

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders and beneficial owners of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c)
in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders and beneficial owners of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)
no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

(e)
we shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities of such series over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any of our creditors; and

(f)
we shall have delivered to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that the conditions provided for in, in the case of the officers’ certificate, clauses (a) through (e) and, in the case of the opinion of counsel, clauses (b) and/or (c) of this paragraph have been complied with.

Governing Law
The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
We will identify the trustee (if other than the Trustee) with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. The TIA limits the rights of a trustee, if the trustee becomes a creditor of ours to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default under the Indenture or resign as trustee.
The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee.
If an event of default occurs and is continuing, the Trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The Trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of debt securities only after those holders have offered the Trustee indemnity satisfactory to it.

Certain Definitions
“Capital Stock” means:
(a)
in the case of a corporation, corporate stock;

(b)
in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)
in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d)
any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Consolidated Net Tangible Assets” means Dollar Tree’s total assets, less net goodwill and other intangible assets, less total current liabilities, all as described on Dollar Tree’s and its consolidated Subsidiaries’ most recent balance sheet and calculated based on positions as reported in Dollar Tree’s consolidated financial statements in accordance with U.S. generally accepted accounting principles and after giving pro forma effect to any acquisitions or dispositions which occur after such balance sheet date.
“Significant Subsidiary” means a Subsidiary (treated for purposes of this definition on a consolidated basis together with its Subsidiaries) which meets any of the following conditions:
•
our and our other Subsidiaries’ investments in and advances to the Subsidiary exceed 10% of the total assets of ours and our Subsidiaries consolidated as of the end of the most recently completed fiscal year;

•
our and our other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the total assets of ours and our Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

•
our and our other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10% of such income of ours and our Subsidiaries consolidated for the most recently completed fiscal year.

“Subsidiary” of any specified person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.
“Voting Stock” means Capital Stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board of Directors; provided that, for the purpose of such definition, Capital Stock which carries only the right to vote conditioned on the occurrence of an event shall not be considered Voting Stock whether or not such event shall have occurred.

PLAN OF DISTRIBUTION
Initial Offering and Sale of Debt Securities
We may sell the debt securities from time to time in their initial offering as follows:
•
through agents;

•
to dealers or underwriters for resale;

•
directly to purchasers; or

•
through a combination of any of these methods of sale.

In some cases, we, or dealers acting with us or on our behalf may also purchase debt securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our debt securities through any of these methods or other methods described in the applicable prospectus supplement.
The debt securities distributed by any of these methods may be sold to the public, in one or more transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

We may solicit offers to purchase debt securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase debt securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of debt securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”).
From time to time, we may sell debt securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those debt securities to the public.
We may sell debt securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell debt securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the debt securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of debt securities.
We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase debt securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.
Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may purchase and sell debt securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the debt securities. As a result, the price of the debt securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.
Matters Relating to Initial Offering and Market-Making Resales
Each series of debt securities will be a new issue, and there will be no established trading market for any debt security prior to its original issue date. We may choose not to list any particular series of debt securities on a securities exchange or quotation system. Any underwriters to whom we sell debt securities for public offering may make a market in those debt securities. However, none of them is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the debt securities.
Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the debt securities will be required to be paid in immediately available funds in New York City.
In this prospectus, an offering of securities refers to the initial offering of the securities made in connection with their original issuance, and does not refer to any subsequent resales of securities in market-making transactions.

VALIDITY OF OFFERED SECURITIES
Unless otherwise specified in any prospectus supplement, the validity of any offered debt securities will be passed upon for the Company by Wachtell, Lipton, Rosen & Katz, New York, New York, in respect of the laws of the State of New York. In rendering its opinion, Wachtell, Lipton, Rosen & Katz will rely upon the opinion of Williams Mullen, Richmond, Virginia as to matters governed by the laws of the Commonwealth of Virginia.
EXPERTS
The consolidated financial statements of Dollar Tree, Inc. as of January 30, 2021 and February 1, 2020 and for each of the years in the three year period ended January 30, 2021 and management’s assessment of the effectiveness of internal control over financial reporting as of January 30, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the January 30, 2021 and February 1, 2020 consolidated financial statements refers to a change in method of accounting for leases related to the adoption of Accounting Standards Codification Topic 842, Leases.

DOLLAR TREE, INC.

DEBT SECURITIES

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
Set forth below are the estimated expenses (other than underwriting commissions) expected to be incurred by us in connection with the offering registered hereby. All such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.
Securities and Exchange Commission registration fee	(1)
Trustee’s fees	*
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous fees and expenses	*
Total	*

(1)
Pursuant to Rules 456(b) and 457(r), the Company is deferring payment of the registration fee.

 *
Expenses will depend upon the total number of issuances and the value or number of the securities that may be issued. Accordingly, these expenses cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.
Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia, as amended (the “Virginia Code”), stipulates that, unless limited by its articles of incorporation, a Virginia corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because he or she is or was a director or officer of the corporation, against the expenses incurred by the director or officer in connection with the proceeding. The Virginia Code permits a corporation to advance funds to a director or officer to pay for or reimburse expenses incurred in any legal proceeding before final disposition of the proceeding, if the director or officer delivers to the corporation a signed written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification and it is ultimately determined that he or she did not meet the relevant standard of conduct. A corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. To meet the relevant standard of conduct, the Virginia Code provides that the director or officer must have believed, in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests and, in the case of other conduct, that his or her conduct was at least not opposed to its best interests. In the case of any criminal proceeding, the director or officer must not have had reasonable cause to believe his or her conduct was unlawful. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which a director or officer is adjudged to be liable to the corporation, except for expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, and to make additional provision for advances and reimbursement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law.
The Articles of Incorporation of the Company (the “Articles”) provide that, to the full extent permitted by applicable law, the Company will indemnify any past or current director or officer of the Company who was or is a party to any proceeding, including a proceeding brought by or in the right of the Company or brought by or on behalf of the shareholders of the Company, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law. To the same extent, the board of directors is empowered, by a majority vote of a quorum of disinterested directors, to enter into a contract to indemnify any director or officer against liability and to advance or reimburse his or her expenses in respect to any proceedings arising from any act or omission, whether occurring before or after the execution of such contract. Indemnification is limited to all proceedings commenced after the effective date of the Articles that arise from any act or omission, whether occurring before or after such effective date. In addition, the Articles provide that the Company will pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination of indemnification if the director or officer furnishes (i) a written statement of his or her good faith belief that he or she has met the requisite standard of conduct and (ii) a written undertaking to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct. The Company maintains an officers’ and directors’ liability insurance policy.
The By-Laws of the Company (the “By-Laws”) provide that, unless the Company otherwise consents in writing, the federal and state courts in the Commonwealth of Virginia shall be the sole and exclusive forum for certain actions or proceedings, including for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting breach of fiduciary duty claims, (iii) any action asserting claims arising under the Virginia Stock Corporation Act, the Articles or By-Laws, (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Articles or By-Laws, (v) any action or proceeding regarding indemnification or advancement or reimbursement of expenses arising out of the Articles, By-Laws or otherwise, (vi) any action asserting a claim governed by the internal affairs doctrine or (vii) any action asserting one or more “internal corporate claims,” as that term is defined in subsection C of Section 13.1-624 of the Virginia Code, in all cases to the fullest extent permitted by law. In addition, the By-Laws provide that, unless the Company otherwise consents in writing, the United States federal district courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
The Virginia Code also establishes a statutory limit on liability of directors and officers of a corporation for damages assessed against them in a suit brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation, and authorizes a corporation to specify a lower monetary limit on liability (including the elimination of liability for monetary damages) in the corporation’s articles of incorporation or, if approved by the shareholders, in the bylaws; however, the liability of a director or officer shall not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law. The Company’s Articles provides that, to the full extent that applicable law permits the limitation or elimination of the liability of directors and officers, no director or officer of the Company made a party to any proceeding shall be liable to the Company or its shareholders for monetary damages arising out of any transaction, occurrence or course of conduct, whether occurring prior or subsequent to the effective date of the Articles.
Item 16.    Exhibits and Financial Statement Schedules.
The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.
Item 17.    Undertakings.
The undersigned registrant hereby undertakes:
(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)
any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

EXHIBIT INDEX
1.1*	Form of Underwriting Agreement for Debt Securities.
4.1	Indenture, dated as of April 2, 2018, between Dollar Tree, Inc., as issuer, and U.S. Bank National Association, as trustee (filed as exhibit 4.1 to the Registration Statement on Form S-3ASR on April 2, 2018 and incorporated herein by reference).
5.1+	Opinion of Wachtell, Lipton, Rosen & Katz.
5.2+	Opinion of Williams Mullen.
23.1+	Consent of KPMG LLP.
23.2+	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).
23.3+	Consent of Williams Mullen (included in Exhibit 5.2).
24.1+	Power of Attorney (included on Signature Page).
25.1+	Form T-1 Statement of Eligibility of Trustee under the Indenture.

*
To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by a post-effective amendment to this Registration Statement.

+
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on November 23, 2021.
DOLLAR TREE, INC.
By:
/s/ Michael A. Witynski

Name:
Michael A. Witynski

Title:
President and Chief Executive Officer

POWER OF ATTORNEY
Each of the undersigned, being a director and/or officer of Dollar Tree, Inc., hereby nominates, constitutes and appoints William A. Old, Jr. and Kevin S. Wampler, or either of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the U.S. Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement, making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and all requirements of the Commission.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities on the date indicated.
Signature	Title	Date
/s/ Michael A. Witynski Michael A. Witynski	Director, President and Chief Executive Officer (principal executive officer)	November 23, 2021
/s/ Kevin S. Wampler Kevin S. Wampler	Chief Financial Officer (principal financial officer)	November 23, 2021
/s/ Kathleen E. Mallas Kathleen E. Mallas	Senior Vice President – Principal Accounting Officer (principal accounting officer)	November 23, 2021
/s/ Bob Sasser Bob Sasser	Director (Executive Chairman)	November 23, 2021
/s/ Arnold S. Barron Arnold S. Barron	Director	November 23, 2021
/s/ Gregory M. Bridgeford Gregory M. Bridgeford	Director (Lead Independent Director)	November 23, 2021
/s/ Thomas W. Dickson Thomas W. Dickson	Director	November 23, 2021
/s/ Lemuel E. Lewis Lemuel E. Lewis	Director	November 23, 2021

Signature	Title	Date
/s/ Jeffrey G. Naylor Jeffrey G. Naylor	Director	November 23, 2021
/s/ Winnie Y. Park Winnie Y. Park	Director	November 23, 2021
/s/ Stephanie P. Stahl Stephanie P. Stahl	Director	November 23, 2021
/s/ Carrie A. Wheeler Carrie A. Wheeler	Director	November 23, 2021
/s/ Thomas E. Whiddon Thomas E. Whiddon	Director	November 23, 2021